Exhibit 99.1

[LOGO]INTERNAP™	Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Phone - 404-302-9700
Facsimile – 404-475-0520

FOR IMMEDIATE RELEASE

Internap Reports Increased Revenues, Operating Margins;

Reaffirms Full Year Guidance

Revenue growth despite aggressive actions against spam offenders

ATLANTA, GEORGIA—July 29, 2003—Internap Network Services Corporation (NASDAQ: INAP), the leading provider of performance-based routing services over the Internet, today reported fiscal second quarter results for the period ended June 30, 2003. Revenues totaled $34.2 million, an increase of 3.7% compared to the second quarter 2002 and a slight increase over the preceding quarter.

During the second quarter, the company terminated a number of customers engaged in spam practices that violated the company’s acceptable use policy, amounting to approximately $1.1 million in lost annualized revenues. In addition, Internap terminated discussions with a number of prospective customers engaged in spam practices and tightened its customer screening procedures.

Revenue growth, coupled with a 22% reduction in operating expenses, enabled the company to improve operating earnings performance by 60% year-over-year. The company reaffirmed its prior guidance of full year revenue growth of 5% to 7% and reaching free cash flow by year-end.

“Internap’s solid second quarter performance keeps us on track to achieve our stated goals this year,” said Gregory A. Peters, Internap’s president and chief executive officer. “Our improved financial metrics will allow us to take advantage of strategic opportunities as they arise.”

Quarterly Highlights:

■	The installed base grew to 1,487 customers as of June 30, 2003, an increase of 98 net new enterprise customers in the quarter. Among the new customers were: Accenture; Amgen; Autobytel.com; Hicks, Muse, Tate & Furst; Instinet Europe; Idine Rewards Network; Shutterfly, and Isuzu Motors America.

■	Direct margin improved to 45.5%, compared to 31.5% in the second quarter 2002.

■	Annualized revenue per employee was $413,000 per employee, up from $305,000 per employee in the second quarter 2002.

■	Operating expenses totaled $43.1 million, a decline of more than $11.9 million, or 22%, compared to the second quarter 2002.

Internap’s net loss was $10.0 million in the second quarter, or $0.06 per share, compared to a loss of $22.8 million, or $0.15 per share, in the second quarter of 2002.

Net use of cash during the second quarter was $8.7 million, which included $1.7 million in restructuring payments and a $2.2 million non-recurring payment to Cisco Systems Capital as part of a restructuring of certain equipment lease arrangements. Net cash used in operating activities totaled $3.9 million.

“Internap’s financial performance has steadily improved despite a difficult operating environment,” said Robert Jenks, Internap’s chief financial officer. “Our continued revenue growth, improved cost structure and increasing operating margins enhance our long-term outlook.”

Conference Call Information:

Internap’s second quarter teleconference will be held today beginning at 5:00 p.m. Eastern. The dial-in numbers are 800-901-5241, passcode 55362753 for domestic callers, and 617-786-2963, passcode 55362753 for international participants. The simultaneous web cast will be available from the investor relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference through Friday, August 8, 2003. The replay number is 617-801-6888, passcode 29117672.

About Internap

Founded in 1996, Internap offers business customers enhanced network services through a portfolio of Internet-based solutions that utilize all major domestic IP backbones. The company’s patented and patent-pending route management technology and industry-leading service level guarantees promise 100 percent Internet availability, allowing customers to bypass congestion points and avoid other difficulties that plague conventional Internet connectivity.

Internap currently serves more than 1,400 Fortune 500 and mid-tier business customers in the financial services; travel/hospitality; manufacturing; media/entertainment; technology and retail industries. The company provides services in numerous key markets throughout the United States, Europe and Japan including Atlanta, Boston, Chicago, London, Los Angeles, New York, San Francisco, San Jose, Seattle, Tokyo and Washington, D.C. For more information, please visit www.internap.com.

Internap “Safe Harbor” Statement

The foregoing are “forward-looking statements” which are based on management’s beliefs as well as on a number of assumptions concerning future events based on information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Internap’s control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see Internap’s filings with the Securities and Exchange Commission. Internap disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand Internap’s results.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: David Buckel Internap (404) 302-9846 dbuckel@internap.com

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Internap Network Services Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2003 (unaudited)	December 31, 2002 (audited)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$10,281	$25,219
Accounts receivable, net	15,474	15,232
Prepaid expenses and other assets	3,633	5,632

Total current assets	29,388	46,083
Property and equipment, net	70,547	88,394
Restricted cash	2,088	2,053
Investments	2,571	3,047
Goodwill and other intangible assets, net	27,384	30,579
Deposits and other assets, net	2,521	2,813

Total assets	$134,499	$172,969

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,598	$13,247
Accrued liabilities	8,966	11,020
Deferred revenue	4,998	6,850
Notes payable, current portion	3,324	4,514
Line of credit	9,209	10,000
Capital lease obligations, current portion	2,359	2,831
Restructuring liability, current portion	3,761	6,574

Total current liabilities	44,215	55,036
Deferred revenue	210	1,317
Notes payable, less current portion	3,691	5,196
Capital lease obligations, less current portion	21,167	22,717
Restructuring liability, less current portion	5,249	7,078

Total liabilities	74,532	91,344

Series A convertible preferred stock, $0.001 par value, 3,500 shares authorized (1)	78,589	79,790

Shareholders’ equity:
Common stock, $0.001 par value, 600,000 shares authorized	162	160
Additional paid-in capital	799,845	798,344
Deferred stock compensation	—	(396)
Accumulated deficit	(818,827)	(796,422)
Accumulated other comprehensive income	198	149

Total stockholders’ equity	(18,622)	1,835

Total liabilities and stockholders’ equity	$134,499	$172,969

(1). On July 11, 2003, shareholders approved an amendment to the company’s certificate of incorporation reducing the number of circumstances constituting a “deemed liquidation event” under the terms of its Series A preferred stock. In accordance with SFAS 150, effective with Internap’s third quarter ending September 30, 2003, the company will evaluate the classification of its Series A preferred stock as of that date.

Internap Network Services Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands)

	For the quarter ended
	June 30, 2003	June 30, 2002
Revenue	$34,240	$33,030

Costs and expenses:
Direct cost of network	18,669	22,627
Customer support	2,257	3,669
Product development	1,701	1,977
Sales and marketing	5,048	5,801
General and administrative	4,054	5,047
Depreciation and amortization	9,779	13,504
Amortization of other intangible assets	1,428	1,606
Amortization of deferred stock compensation	—	(11)
Restructuring costs	198	—
Loss on sale and retirement of property and equipment	—	841

Total operating costs and expenses	43,134	55,061

Loss from operations	(8,894)	(22,031)
Other expense:
Interest expense, net	(943)	(464)
Loss on investments, net	(194)	(313)

Total other expense	(1,137)	(777)

Net loss	$(10,031)	$(22,808)

Basic and diluted net loss per share	$(0.06)	$(0.15)

Weighted average shares used in computing basic and diluted net loss per share	162,058	153,537

Internap Network Services Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands)

	For the six months ended
	June 30, 2003	June 30, 2002
Revenue	$68,417	$65,644

Costs and expenses:
Direct cost of network	37,337	46,732
Customer support	4,621	7,495
Product development	3,385	3,934
Sales and marketing	10,225	11,858
General and administrative	8,529	11,539
Depreciation and amortization	20,362	26,316
Amortization of other intangible assets	2,856	3,033
Amortization of deferred stock compensation	390	341
Restructuring costs	952	(4,954)
Loss on sale and retirement of property and equipment	—	1,139

Total operating costs and expenses	88,657	107,433

Loss from operations	(20,240)	(41,789)
Other expense
Interest expense, net	(1,694)	(695)
Loss on investments, net	(471)	(662)

Total other expense	(2,165)	(1,357)

Net loss	$(22,405)	$(43,146)

Basic and diluted net loss per share	$(0.14)	$(0.28)

Weighted average shares used in computing basic and diluted net loss per share	161,639	152,780

Internap Network Services Corporation

Reconciliation of Net Loss from Operations to EBITDA to Cash Flow Used in Operating Activities

(unaudited, in thousands)

	For the quarter ended
	June 30, 2003	June 30, 2002
Net loss	$(10,031)	$(22,808)
Add-back:
Other expense	1,137	777
Restructuring charge	198	—

Net loss from operations, excluding restructuring	(8,696)	(22,031)
Add-back:
Depreciation and amortization	9,779	13,504
Amortization of goodwill and other intangible assets	1,428	1,606
Amortization of deferred stock compensation	—	(11)

EBITDA	2,511	(6,932)

Other expense	(1,137)	(777)
Restructuring charge	(198)	—
Changes in operating assets and liabilities	(6,112)	(7,537)
Loss on sale and retirement of property and equipment	32	841
Loss on equity method investment	234	313
Non-cash expense related to warrants issued	—	(111)
Provision for doubtful accounts	496	(266)
Non-cash interest expense on capital lease obligations	320	427

Net cash used in operating activities	$(3,854)	$(14,042)

Non-GAAP Financial Reporting Metrics

The company has historically provided financial metrics, some of which are based on GAAP and others that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes encourage the use of GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. To the extent that non-GAAP financial metrics are deemed to be relevant, companies are required to reconcile those metrics to the most directly comparable GAAP financial metrics.

As a result of these changes, the company has conducted a review of its GAAP and non-GAAP financial metrics and has elected to eliminate certain non-GAAP metrics, which it had provided historically. However, the company will continue to provide EBITDA metrics, a non-GAAP measure. Given the company’s turnaround performance, EBITDA, excluding the effect of restructuring charges, is an early indicator of Internap’s ability to achieve free cash flow.